Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	41-0572550
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

701 North Lilac Drive P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Tennant Company Profit Sharing and Employee Stock Ownership Plan, as Amended
(Full title of the plan)
Heidi M. Hoard Vice President, General Counsel and Secretary Tennant Company 701 North Lilac Drive P.O. Box 1452 Minneapolis, MN 55440
(Name and address of agent for service)
(763) 540-1200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	✓
Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.375 per share	750,000 shares	$9.43	$7,072,500	$277.95

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the registrant’s Common Stock on March 2,  2009, as reported on the New York Stock Exchange.

PART I

PART I-INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents previously filed (File No. 1-16191) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are, as of their respective dates, incorporated by reference in this registration statement:

(a)           The Annual Report on Form 10-K of Tennant Company (the “Company”) for the fiscal year ended December 31, 2007 (which incorporates by reference certain portions of the Company’s  definitive proxy statement for the Company’s 2008 Annual Meeting of Shareholders);

(b)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)           The Annual Report on Form 11-K for the Tennant Company Profit Sharing and Employee Stock Ownership Plan as amended, as filed with the Commission on June 27, 2008.

(d)           The description of the Company’s common stock contained in a registration statement filed pursuant to the Exchange Act, together with any amendments or reports filed for the purpose of updating that description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this registration statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold, or that deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this registration statement from the date of filing of those documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                      Description of Securities.

Not Applicable.

Item 5.                      Interests of Named Experts and Counsel.

Heidi M. Hoard, Vice President, General Counsel and Secretary of the Company, beneficially owns shares of the Company’s common stock having a fair market value of approximately $59,501.82 as of  March 2, 2009.

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Item 6.                      Indemnification of Directors and Officers.

Article VI of the Company’s Restated By-Laws provides that the Company shall indemnify its directors and officers to the full extent required by Minnesota Statutes, Section 302A.521, or by other provisions of law.  Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if certain criteria are met.  These criteria, all of which must be met by the person seeking indemnification, are:

(a)           the person has not been indemnified by another organization for the same judgments, penalties, fines, settlements, and expenses;

(b)           the person must have acted in good faith;

(c)           no improper personal benefit was obtained by the person and, if applicable, certain statutory conflict-of-interest provisions have been satisfied;

(d)           in the case of a criminal proceeding, the person had no reasonable cause to believe that the conduct was unlawful; and

(e)           the person acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

The determination as to eligibility for indemnification is made by the members of the Company’s board of directors, or a committee thereof, who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

Article VIII of the Company’s Restated Articles of Incorporation provides that no director shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director, except:

(a)           any breach of the director’s duty of loyalty to the Company or its shareholders;

(b)           acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)           dividends, stock repurchases and other distributions made in violation of Minnesota law or for violations of the Minnesota securities laws;

(d)           any transaction from which the director derived an improper personal benefit; or

(e)           any act or omission occurring before the effective date of the provision in the Company’s Restated Articles of Incorporation limiting such liability.

Article VIII does not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available.  Nor does this Article limit the liability of directors for violations of, or relieve them from the necessity of complying with, federal securities laws.

Item 7.                      Exemption from Registration Claimed.

Not Applicable.

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Item 8.                      Exhibits.

Exhibit                                           Description

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3i to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006).

4.2	Certificate of Designation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).

4.3	Amended and Restated By-Laws (incorporated by reference to Exhibit 3ii to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

4.4	Rights Agreement, dated as of November 10, 2006, between the Company and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to Form 8-A dated November 14, 2006).

5	Opinion of Heidi M. Hoard.

Pursuant to Item 8(b) of Form S-8, the Company will submit the Plan to the Internal Revenue Service (“IRS”) for a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 and will submit any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

23.1	Consent of Heidi M. Hoard (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

24	Powers of Attorney.

99	Tennant Company Profit Sharing and Employee Stock Ownership Plan, as amended and restated effective January 1, 2008.

Item 9.	Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if

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the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           B.           The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 5,  2009.

TENNANT COMPANY

By  /s/ Heidi M. Hoard
      Heidi M. Hoard
      Its Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title
/s/ H. Chris Killingstad		President and Chief Executive Officer
H. Chris Killingstad		(Principal Executive Officer)

/s/ Thomas Paulson		Vice President and Chief Financial Officer
Thomas Paulson		(Principal Financial Officer and Principal Accounting Officer)

H. Chris Killingstad	)
William F. Austen	)
Jeffrey A. Balagna	)
Carol S. Eicher	)	A majority of the Board of Directors*
James T. Hale	)
David Mathieson	)
Edwin L. Russell	)
Stephen G. Shank	)
Steven A. Sonnenberg	)

*       Heidi M. Hoard, by signing his name hereto, hereby signs this document on behalf of each of the above-named officers or directors of the registrant under powers of attorney executed by those persons.

By                     /s/ Heidi M. Hoard
Heidi M. Hoard
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Administrator has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on March 5,  2009.

TENNANT COMPANY PROFIT SHARING AND
EMPLOYEE STOCK OWNERSHIP PLAN, AS AMENDED

By:  TENNANT COMPANY

By  /s/ H. Chris Killingstad
      H. Chris Killingstad
      President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description	Method of Filing

4.1	Restated Articles of Incorporation	Incorporated by Reference

4.2	Certificate of Designation	Incorporated by Reference

4.3	Amended and Restated By-Laws	Incorporated by Reference

4.4	Rights Agreement, dated as of November 10, 2006, between the Company and Wells Fargo Bank, N.A., as Rights Agent	Incorporated by Reference

5	Opinion of Heidi M. Hoard	Filed Electronically

23.1	Consent of Heidi M. Hoard (included in Exhibit 5)

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm	Filed Electronically

23.3	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm	Filed Electronically

24	Powers of Attorney	Filed Electronically

99	Tennant Company Profit Sharing and Employee Stock Ownership Plan, as amended and restated effective January 1, 2008	Filed Electronically

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